SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT


                    Pursuant to Section 13 or 15 (d) of
                    the Securities Exchange Act of 1934

                     Date of Report: November 28, 2001


                     Mettler-Toledo International Inc.
           -----------------------------------------------------
           (Exact name of registrant as specified in its charter)


          Delaware                     1-13595                 13-3668641
(State or other jurisdiction   (Commission File Number)       (IRS Employer
    of incorporation)                                     Identification Number)




                       Im Langacher, P.O. Box MT-100
                      CH 8606 Greifensee, Switzerland
            ----------------------------------------------------
                  (Address of principal executive offices)

     Registrant's telephone number, including area code: 41-1-944-22-11

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     Mettler-Toledo International Inc., a Delaware corporation (the "REGISTRANT"), has completed its previously announced acquisition of all of the issued and outstanding membership units of Rainin Instrument, LLC ("RAININ"), a Delaware limited liability company, from Rainin Instrument Company Inc., a Massachusetts corporation, and Mr Kenneth Rainin.

     The acquisition was for a cash purchase price of $147,892,038 plus 3,388,132 shares of the Registrant's common stock, and remains subject to an additional contingent payment of up to $60,000,000 if exceptional growth is achieved during the next 18 months. Up to half of any additional contingent payment may be paid in shares of the Registrant's common stock and the remainder will be paid in cash. The amount of consideration was determined as a result of negotiations between the Registrant, Rainin Instrument Company Inc. and Mr. Rainin.

     The assets of Rainin include plant, equipment and other physical property. The business that Rainin conducts is the manufacture of pipetting solutions used in pharmaceutical, biotech and medical research applications. The Registrant intends to operate the assets acquired substantially as previously operated; provided, however that changing business conditions or strategic plans may lead to changes in operations in the future.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     A copy of the acquisition agreement is attached hereto as Exhibit 2.1 and incorporated by reference.

     A copy of the asset purchase agreement entered into in connection with the acquisition is attached hereto as Exhibit 2.2 and incorporated by reference.

     Pursuant to Item 7(a)(4) of the instructions to Form 8-K the financial statements required by this Item will be filed by amendment to this report not later than 60 days after the date by which this initial report must be filed.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      METTLER-TOLEDO INTERNATIONAL INC.
                                      (Registrant)


Dated:  November 28, 2001             By: /s/ WILLIAM P. DONNELLY
                                      --------------------------------------
                                      William P. Donnelly
                                      Vice President and
                                      Chief Financial Officer

                             INDEX TO EXHIBITS



EXHIBIT NO.                              EXHIBIT DESCRIPTION

2.1                                      Purchase Agreement

2.2                                      Asset Purchase Agreement